Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (33-65041 and 33-67622).

/S/	ARTHUR ANDERSEN LLP

Chicago, Illinois
March 28, 2002